CLIFFORD CHANCE LLP

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Sensata Technologies Holding plc Interface House Interface Business Park Bincknoll Lane Royal Wootton Bassett Swindon Wiltshire SN4 8SY	Your ref: Our ref: 70-40626212 Direct Dial: +44 207006 8949 E-mail: david.harkness@cliffordchance.com 13 November 2017
Dear Sirs
Sensata Technologies UK Holding plc ("Sensata UK")
We have acted as English legal advisers to Sensata UK in connection with the Merger.

1.	INTRODUCTION

1.1	Background
This Opinion relates to the United Kingdom taxation statement in the Form S-4 (as defined below), to be filed in relation to the Merger. This Opinion is an exhibit to the Form S-4.

1.2	Interpretation

1.2.1	Capitalised terms used but not (otherwise) defined herein are used as defined in the Form S-4 (as defined below).

1.2.2	In this opinion letter:

(a)	"Form S-4" means the filing by Sensata UK under the US Securities Act 1933 with the United States Securities and Exchange Commission on 13 November 2017; and

(b)	"Merger" means the contemplated cross-border legal merger with Sensata-Netherlands as disappearing entity and Sensata UK as surviving entity, pursuant to the common terms of the Merger Proposal dated 26 October 2017.

1.2.3	Headings in this Opinion are for ease of reference only and shall not affect its interpretation.

1.2.4	All references in this Opinion to paragraphs mean paragraphs in this Opinion.

1.3	Legal Review
In connection with the giving of the Opinion referred to in paragraph 1.1 above, we have reviewed only the statements in the S-4 under the heading "UK Tax Considerations".

1.4	Applicable Law and Taxation
We express no opinion on any taxation matter, and none is implied or may be inferred, save as expressly specified in paragraph 2 below. In respect of those tax matters this Opinion is confined to, and given on the basis of, English law, United Kingdom tax law and Her Majesty's Revenue and Customs ("HMRC") practice in force or applied in the United Kingdom as at today's date.

1.5	Assumptions and Reservations
This Opinion is given on the basis of the assumptions set out in Schedule 1 (Assumptions) and is subject to the reservations set out in Schedule 2 (Reservations). Further, this Opinion is given subject to the assumptions, limitations and qualifications contained in the discussions in the the Form S-4 under the heading "Material Tax Considerations Relating to the Merger - UK Tax Considerations". This Opinion is strictly limited to the matters stated in paragraph 2 and does not extend to any other matters.

2.	OPINION
We confirm that the statements in the Form S-4 under the heading "Material Tax Considerations Relating to the Merger - UK Tax Considerations" to the extent they constitute matters of United Kingdom tax law or legal conclusions thereto and subject to the assumptions, limitations and qualifications contained in this Opinion and in that discussion, represent our opinion of such matters.

3.	ADDRESSEES AND PURPOSE

3.1	This Opinion is provided in accordance with the instructions of our client, Sensata Technologies Holding NV, in connection with the Merger.

3.2
This Opinion is given on the basis that any limitation on the liability of any other adviser to all or any of the persons to whom this Opinion is addressed, whether or not we are aware of that limitation, will not adversely affect our position in any circumstances.

3.3
We hereby consent to the filing of this Opinion with the Securities and Exchange Commission as an exhibit to the Form S-4. We also consent to the use of our name in the Form S-4 under the heading "Material Tax Considerations Relating to the Merger – UK Tax Considerations". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Clifford Chance LLP
Clifford Chance LLP

SCHEDULE 1
ASSUMPTIONS

1.	Sensata UK is resident for tax purposes solely in the United Kingdom.

2.	The issue of new shares by Sensata UK as part of the Merger into DTC will form an integral part of the raising of capital.

SCHEDULE 2
RESERVATIONS

1.
The opinion stated above in paragraph 2 represents our conclusions as to the application of the United Kingdom tax law existing as of the date of this Opinion in connection with the Merger, and we can give no assurance that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supercede our opinion.